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                                                                    EXHIBIT 99.3

                             DOUGHTIE'S FOODS, INC.

                   PROXY FOR SPECIAL MEETING AUGUST 23, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints William R. Waddell and Michael S. LaRock, or any one of them, acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Doughtie's Foods, Inc., to be held in the Board Room of Crestar Bank, 500 Main Street, Norfolk, Virginia, at 10:00 A.M., local time August 23, 1999, and at any adjournments thereof, and to vote as indicated below all shares of stock of Doughtie's standing in the name of the undersigned, with all of the powers the undersigned would possess if personally present at the special meeting.

      THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

      This proxy, when properly executed, will be voted as directed on the reverse side. If no direction is made, this proxy will be voted FOR the proposals listed. If any incidental matters to the business to be conducted are properly presented at the special meeting, this proxy will be voted by the proxies in their discretion.

      Please sign and date on reverse side and return the proxy card promptly using the enclosed blue envelope.

                        (CONTINUED ON THE REVERSE SIDE)

  [X] Please mark votes as in this example.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

  1. PROPOSAL to approve and adopt the Agreement and Plan of Merger, pursuant to which Doughtie's Foods, Inc. will merge with a wholly-owned subsidiary of SYSCO Corporation.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

      In their discretion, the proxies are authorized to vote upon any incidental matters to the business to be conducted as may properly come before the special meeting or at any adjournments or postponements thereof.

      The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders dated July 23, 1999, and the Proxy Statement/Prospectus.

      This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR adoption of the proposal listed above.

                                               PLEASE SIGN EXACTLY AS YOUR
                                               NAME APPEARS ON THIS CARD. WHEN
                                               SIGNING AS ATTORNEY, EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE OR
                                               GUARDIAN, PLEASE GIVE YOUR FULL
                                               TITLE. IF SHARES ARE HELD
                                               JOINTLY, EACH HOLDER SHOULD
                                               SIGN PERSONALLY.

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
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                  Signature                          Date                          Signature                          Date
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  YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY

  CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING BLUE ENVELOPE.